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                                                                 Exhibit 34







                        [WLR FOODS, INC. LETTERHEAD]




DEAR FELLOW SHAREHOLDER:

      On behalf of the Board of Directors of WLR Foods, thank you for sending in your WHITE proxy for the Special Meeting of Shareholders scheduled to be held on May 21, 1994.

      To avoid the possibility of your shares being challenged or disqualified from voting for reason(s) indicated below, we ask that you sign, date, mark and mail the enclosed new WHITE proxy in the envelope provided for your convenience.

[ ] YOUR PREVIOUS PROXY WAS UNSIGNED OR NOT LEGIBLE. (If signing as attorney, executor, administrator, corporate officer, authorized officer of a partnership, trustee or guardian, please sign and give your full title as such.)

[ ] YOUR PREVIOUS PROXY WAS UNDATED. (Please date and sign to conform with the name shown on the proxy.)

[ ] YOUR PREVIOUS PROXY WAS NOT SIGNED BY ALL OWNERS. (If shares are registered in the name of more than one person, each person should sign the proxy. If a joint tenant is deceased, please indicate that you are the surviving joint owner. If a tenant-in-common is deceased, the proxy should be signed by the executor or administrator of the deceased tenant-in-common, and proof of such person's status as executor or administrator should be sent with the proxy.)

[ ] YOUR PREVIOUS PROXY OMITTED YOUR TITLE OF AUTHORITY. (If signing as attorney, executor, administrator, corporate officer, authorized officer of a partnership, trustee or guardian, please sign and give your full title as such.)

[ ] YOUR PREVIOUS PROXY, AS MARKED, DID NOT CLEARLY SPECIFY YOUR VOTING INSTRUCTIONS. (Please sign, date and clearly mark your proxy.)

[ ]   OTHER_____________________________________________________________
















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      SINCE THE SPECIAL MEETING IS SCHEDULED TO BE HELD ON SATURDAY, MAY
21, 1994, WE WOULD SINCERELY APPRECIATE YOUR SIGNING, DATING, MARKING AND PROMPTLY MAILING THE ENCLOSED WHITE PROXY CARD.

      On behalf of your Board of Directors, thank you for your cooperation and continued support.




                                                Sincerely,

                                                /sig cut/

                                                James L. Keeler
                                                President and Chief
                                                Executive Officer